             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                               February 26, 1999

                             COMMISSION NO. 0-24256

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                                  ------------

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  ------------

                         ENHANCED SERVICES COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State of other jurisdiction of incorporation or organization)

                                   84-1075908
                     (I.R.S. Employer Identification Number)

                           3415 S. SEPULVEDA BOULEVARD
                          LOS ANGELES, CALIFORNIA 90034
                    (Address of Principal Executive Offices)

                      CONSULTING AND COMPENSATION AGREEMENT
                                       FOR
                          FONTENOY INVESTMENTS #71, LTD
                            (Full title of the Plan)

                                  ------------
                         ENHANCED SERVICES COMPANY, INC.
                           3415 S. SEPULVEDA BOULEVARD
                          LOS ANGELES, CALIFORNIA 90034
                     (Name and address of agent for service)

           Telephone number, including area code of agent for service:
                                 (310) 397-3003

                                  ------------

                                    Copy to:

                             JUSTIN S. WALKER, ESQ.
                           3415 S. SEPULVEDA BOULEVARD
                          LOS ANGELES, CALIFORNIA 90034
           Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                      Proposed          Proposed
Title of                              maximum           maximum
securities to        Amount           offering          aggregate       Amount of
be registered        to be            price per         offering        Registration
                     registered       share (1)         price (1)       fee
                     ----------       ---------         ---------       -------------
Common Stock,        300,000(2)       $  2.38(3)        $ 714,000       $    210.63
$.001 par
value



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Reflects shares of common stock issuable under the Fontenoy Investments #71, LTD Consulting Agreement.

(3)      Based on closing bid price of Company Common Stock on December 9, 1998.

                                   PROSPECTUS
                         ENHANCED SERVICES COMPANY, INC.
                         300,000 SHARES OF COMMON STOCK
                                ($.001 Par Value)
             TO BE ISSUED PURSUANT TO FONTENOY INVESTMENTS #71, LTD,
                      CONSULTING AND COMPENSATION AGREEMENT

         This Prospectus is part of a Registration Statement which registers an aggregate 300,000 Shares of Common Stock, $.001 par value ("Common Stock") of Enhanced Services Company, Inc. (the "Company") which may be issued, as set forth herein, to Fontenoy Investments #71, LTD ("FI") pursuant to a Consulting Agreement. The Company has been advised by FI that it may sell all or a portion of their respective shares of Common Stock from time to time as follows: (a) block trades in which the brokers or dealers so engaged will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) in privately negotiated transactions not involving a broker or dealer. In effecting sales, brokers or dealers engaged to sell shares may arrange for other brokers or dealers to participate. Brokers or dealers engaged to sell shares will receive compensation in the form of commissions or discounts in amounts to be negotiated by FI, as the case may be, immediately prior to each sale. The Company will receive no proceeds from any sales of Common Stock by FI and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

         No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

-------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

         The date of the Prospectus is January 1, 1999.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
AVAILABLE INFORMATION..........................................................1

INFORMATION INCORPORATED BY REFERENCE..........................................2

THE COMPANY....................................................................3

FONTENOY INVESTMENTS #71, LTD CONSULTING AGREEMENT.............................3

FEDERAL INCOME TAX EFFECTS.....................................................4

RESTRICTIONS UNDER SECURITIES LAWS.............................................4

TRANSFER AGENT.................................................................4

LEGAL MATTERS..................................................................4

EXPERTS........................................................................4

STATEMENT ON INDEMNIFICATION...................................................5

                              AVAILABLE INFORMATION

Enhanced Services Company, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other materials with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other materials filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information can also be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 300,000 Shares of the Company's Common Stock, which may be issued to Fontenoy Investments #71, LTD, consultant of the Company, pursuant to a written Consulting Agreement. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents filed with the SEC are incorporated herein by reference:

         1. The Company's latest Annual Report on Form 10-KSB for its fiscal year ended November 30, 1997;

         2. All other reports filed pursuant to Section 13 or 15(d) of the 1934 Act since the end of the fiscal year covered by the Annual report on Form 10-K referred to in item 1 above; and

         3. The description of the Common Stock contained in the Company's registration statement on Form 10-SB, filed under section 12 of the 1934 Act including any amendment or report updating such description.

         All reports and other documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof form the date of the filing of such reports and documents.

THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO ENHANCED SERVICES COMPANY, INC., 3415
S. SEPULVEDA BOULEVARD, LOS ANGELES, CA 90034, TELEPHONE NUMBER, ATTENTION:
SECRETARY-TREASURER (310) 397-3003.

                                   THE COMPANY

The Company was incorporated under the laws of the State of Colorado on March 16, 1987 as Crystal Venture Fund, Inc., and thereafter changed its name to Enhanced Services Company, Inc. The Company's business is principally focused on providing an Internet Strategy that consolidates under a single flexible corporate umbrella, Web-based advertising sales and technology, electronic commerce and on-line shopping services. The Company also provides upgrade, repair and maintenance and asset management services for users of portable computers, as well as multimedia presentation development services. The Company's principal executive offices are located 3415 S. SEPULVEDA BOULEVARD, LOS ANGELES, CALIFORNIA 90034, and its telephone number is (310) 397-3003.


               FONTENOY INVESTMENTS #71, LTD, CONSULTING AGREEMENT

Effective October 8, 1998, the Company entered into the Consulting Agreement with FI. Under the terms of the Agreement, FI will provide consulting services with respect to matters concerning strategic planning, implementation of business development planning and Internet industry analysis in the European arena. The term of the Agreement shall commence on October 8, 1998, and will continue for a period of three years.

In consideration for the agreement to provide services, pursuant to the Agreement, the Company issued to FI as a consulting fee, 300,000 Shares of the Company's Common Stock at $.001 par value.

                           FEDERAL INCOME TAX EFFECTS

In the event that the holder is, or may become, subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the Warrant exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holders may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the Warrant holder is deductible by the company in the year that income is recognized. The foregoing is not intended to be a complete statement of applicable law and FI should rely on its legal counsel with respect thereto.

                       RESTRICTIONS UNDER SECURITIES LAWS

The sale of any shares of Common Stock acquired must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resale's by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option, he would generally be required to pay any "profits" resulting from the sale of the stock and receipt of the stock option. Section 16(b) exempts all warrant exercises from being treated as purchases and, instead, treats a warrant grant as a purchase of the underlying security, which grant \ purchase may be matched with any sale of the underlying security within six months of the date of grant. The foregoing is not intended to be a complete statement of applicable law and FI should rely on its legal counsel with respect thereto.

                                 TRANSFER AGENT

The Transfer Agent for the shares of common stock is the Corporate Stock Transfer Co., 370 17th Street, Denver, Colorado 80202.

                                  LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby are being passed upon for the Company by Justin S. Walker, General Counsel, Enhanced Services Co., Inc., 3415 S. Sepulveda Boulevard, Los Angeles, California 90034.

                                     EXPERTS

The audited consolidated financial statements of the Company incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Schumacher & Associates, Inc., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                          STATEMENT ON INDEMNIFICATION

Under provisions of the Company's Amended and Restated Articles of Incorporation, any person made a party to any lawsuit by reason of being a director or officer of the Company, or any parent or subsidiary thereof, shall be indemnified by the Company to the full extent authorized by the Colorado Corporation Code, as amended. Said Code was repealed on July 1, 1994 and was replaced by articles 101-117 of the Colorado Business Corporation Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1997 and the Registrant's effective registration statement on Form 10-SB;

                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-KSB referred to in (a) above.

                  (c) The class of securities to be offered hereby is registered under Section 12 of the Exchange Act. A description of the Registrant's securities is set forth in Item 11 of its Form 10-SB, which is incorporated as a part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

a. Article VIII of Registrant's Amended and Restated Articles of Incorporation provides:

         The Corporation may and shall indemnify each director, officer and any employee or agent of the Corporation, his heirs, executors and administrators, against any and all expenses or liability reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party by reason of his being or having been a director, officer, employee or agent of the Corporation to the full extent required or permitted by the Colorado Corporation Code, as amended." Said Code was repealed on July 1, 1994 and was replaced by articles 101-117 of the Colorado Business Corporation Act.

b.       Article 109 of the Colorado Business Corporation Act provides that:

7-109-101.        DEFINITIONS.  As used in this article:

         (1) "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan. A director shall be considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

         (3) "Expenses" includes counsel fees.

         (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

         (5) "Official capacity", when used with respect to a director, means the office of director in a corporation, and, when used with respect to a person other than a director, as contemplated in Section 7-109-107 means the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any other person or employee benefit plan.

         (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (7) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

7-109-102.        AUTHORITY TO INDEMNIFY DIRECTORS. (1) Except as provided in paragraph (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director if:

                  (a)      the person conducted himself in good faith;

                  (b)      the person reasonably believed:

                           (I)      In the case of conduct in an official
capacity with the corporation, that his conduct was in the corporation's best interests; or

                           (II) In all other cases, that his conduct was at
least not opposed to the corporation's best interests; and

                  (c) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (2) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that he did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

         (3) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not of itself determinative that the director did not meet the standard of conduct described in this section.

         (4) A Corporation may not indemnify a director under this section:

                  (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (b) In connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit proceeding.

         (5) Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

7-109-103.        MANDATORY INDEMNIFICATION OF DIRECTORS. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding.

7-109-104.        ADVANCE OF EXPENSES TO DIRECTORS.

         (1) A Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

                  (a) The director furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in section 7-109-102;

                  (b) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is determined that he did not meet such standard of conduct; and

                  (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

         (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

         (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

7-109-105.        COURT-ORDERED INDEMNIFICATION OF DIRECTORS.

         (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                  (a) If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

                  (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in section 7-109-102(1) or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

7-109-106.        DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION OF
DIRECTORS.

         (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in section 7-109-102. A Corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.

         (2) The determinations required to be made by subsection (1) of this section shall be made:

                  (a) By the board of directors by a majority vote of those present at a meeting where a quorum is present, which quorum shall consist of directors not parties to the proceeding; or

                  (b) If a quorum cannot be obtained, by a majority vote of a committee of the board designated by the board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

         (3) If a quorum cannot be obtained and the committee cannot be established under paragraph (b) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or committee so directs, the determination required to be made by subsection (1) shall be made:

                  (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or
(b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board; or

                  (b) By the shareholders.

         (4) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

7-109-107.        INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND
AGENTS.

         Unless otherwise provided in the articles of incorporation:

                  (a) An officer is entitled to mandatory indemnification pursuant to section 7-109-103 of this section and is entitled to apply for court-ordered indemnification pursuant to section 7-109-105 in each case to the same extent as a director;

                  (b) A corporation may indemnify or advance expenses to an officer, employee, fiduciary or agent of the corporation who is not a director to the same extent as to a director; and

                  (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation who is not a director to a greater extent if not inconsistent with public policy, and if provided for by its bylaws, general or specification of its shareholders or directors, or in a contract.

7-109-108.        INSURANCE.

         A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic corporation or other person or of an employee benefit plan, against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against the same liability under 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

7-109-109.        LIMITATION OF INDEMNIFICATION OF DIRECTORS.

         (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

         (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

7-109-110.        NOTICE TO SHAREHOLDERS OF INDEMNIFICATION OF DIRECTOR.

         If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action. Article 108 of the Colorado Business Corporation Act provides as follows:

7-108-402.        LIMITATION OF CERTAIN LIABILITIES OF DIRECTORS AND OFFICERS

         (1) If so provided in the articles of incorporation, the corporation shall eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, or any transaction from which the director directly or indirectly derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any act or omission occurring before the date when such provision becomes effective.

         (2) No director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or officer committed a criminal offense in connection with such situation. The protection afforded in this subsection (2) shall not restrict other common-law protections and rights that a director or officer may have. This subsection (2) shall not restrict the corporation's right to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director as provided in subsection (1) of this section.

Item 8.  EXHIBITS.

The following documents are filed as Exhibits to this Registration Statement:

4(a) -- Fontenoy Investments #71, LTD Consulting Agreement

5 -- Opinion of Justin S. Walker, Esq. as to the validity of the shares being registered

24.1 -- Consent of Justin S. Walker, Esq.

25 -- Power of Attorney (following signature page of Registration Statement)

Item 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

                           (i)      To file, during any period in which offers
or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii)     to reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    to include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 of Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 14th day of December, 1998.

ENHANCED SERVICES COMPANY, INC. (Registrant)




By:        /s/ Justin Walker
    -----------------------------------
         Justin Walker, Vice President &
         General Counsel





         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




/s/ Joseph Searles                  Date:     11/24/98
------------------------                  ------------------------
Joseph Searles

/s/ Keith Montgomery                Date:     11/24/98
------------------------                  ------------------------
Keith Montgomery

/s/ Paul Messina                    Date:     11/24/98
------------------------                  ------------------------
Paul Messina

                                POWER OF ATTORNEY

         We, the undersigned directors of ENHANCED SERVICES COMPANY, INC., hereby severally constitute and appoint Robert Smith and Justin Walker each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have executed this instrument on the dates set forth below.




/s/ Joseph Searles                  Date:         11/24/98
------------------------                  ------------------------
Joseph Searles

/s/ Keith Montgomery                Date:         11/24/98
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Keith Montgomery

/s/ Paul Messina                    Date:         11/24/98
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Paul Messina

                                INDEX TO EXHIBITS


NO.      EXHIBIT PAGE
---      ------------
4(a)     Fontenoy Investments #71, LTD Consulting Agreement

5        Opinion of Justin S. Walker, Esq. as to the validity of the shares being registered

24.1     Consent of Justin S. Walker, Esq.

25       Power of Attorney (following signature page of Registration Statement)